EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into and effective as of December 22, 2014, by and among GoEz Corp., a Delaware corporation (the “Company”), and Federal Technology Agency, Inc., a privately held Delaware corporation (“FTA”), and the persons executing this Agreement listed on the signature page hereto under the headings “FTA Shareholder” (referred to as the “FTA Shareholder”) and “GoEzBoard of Directors” (referred to as the “GoEzBoard”), each a “Party” and collectively the “Parties,” upon the following premises:

Premises

WHEREAS, the FTA Shareholder owns 7,000 shares of common stock, totaling seventy percent (70%) of the issued and outstanding shares of FTA;

WHEREAS, the Company is a publicly-held corporation organized and existing under the laws of the State of Delaware whose common stock (the “Common Stock”) is quoted on the Over-The-Counter Bulletin Board under the symbol “GEZC”;

WHEREAS, FTA is a privately held corporation organized and existing under the laws of the State of Delaware;

WHEREAS, the Company desires to acquire from the FTA Shareholder 7,000 shares (70%) of the total issued and outstanding shares of FTA in exchange for the consideration (the “Consideration”) described in full in Appendix I to this Agreement (the “Acquisition Offer” or the “Acquisition”), so that FTA will become a majority-owned (70%-owned) subsidiary of the Company;

WHEREAS, the Acquisition is intended to be a tax-free exchange under sections 351(a) and 368(c) of the United States Internal Revenue Code; and

WHEREAS, the FTA Shareholders desire to exchange 7,000 (70%) of his shares in FTA in exchange for the Consideration.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows (beginning on following page):

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ARTICLE I

  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF

FTA AND FTA SHAREHOLDER

As an inducement to and to obtain the reliance of the Company, except as set forth on the FTA Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), FTA and the FTA Shareholder jointly and severally represent and warrant as follows:

Section 1.01 Organization. FTA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. FTA has the corporate power and is duly authorized, qualified, under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Pursuant to Section 1.16 below FTA has provided to the Company complete and correct copies of the Articles of Incorporation and Bylaws of FTA in effect as of the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FTA’s Articles of Incorporation (or similar organizational documents) or Bylaws. FTA has taken and shall take all actions required by law, its Articles of Incorporation (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and to consummate the transactions herein contemplated.

Section 1.02 Capitalization.

(a) The authorized capitalization of FTA consists of 10,000 shares of common stock of which 10,000 shares are currently issued and outstanding.

(b) All issued and outstanding shares of FTA are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Other Information.

(a) FTA has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet payable as provided in FTA Schedules.

(b) FTA has filed all federal, provincial, state or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

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(c) The books and records of FTA are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d) FTA has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise except as disclosed in writing to the Company in the FTA Schedules (defined herein).

Section 1.04 Information. The information concerning FTA and the FTA Shareholder set forth in this Agreement and the representations and warranties made by such parties under Article I of this Agreement and in the FTA Schedules are complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.05 Options, Warrants, Convertible Securities. There are no existing options, warrants, calls, convertible securities or commitments of any character relating to the authorized and unissued stock of FTA.

Section 1.06 Absence of Certain Changes or Events. Since November 30, 2013:

(a) There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of FTA or (ii) any damage, destruction, or loss to FTA (whether or not covered by insurance) materially and adversely affecting the business or financial condition of FTA;

(b) FTA has not (i) amended its Articles of Incorporation (or similar documents) or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of FTA; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

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(c) FTA has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $10,000 except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and all current liabilities were incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Ten Thousand Dollars ($10,000)), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Ten Thousand Dollars ($10,000)); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is relevant to the business of FTA; and

(d) To the knowledge of the FTA Shareholder, FTA has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of FTA.

Section 1.07 FTA and Related Matters. No third party has any right to, and FTA has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of FTA or any material portion of its properties, assets, or rights.

Section 1.08 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of FTA or FTA Shareholder after reasonable investigation, threatened by or against FTA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. FTA Shareholder does not have any knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) There are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which FTA is a party, or by which any of its assets, products, technology, or properties are bound, other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which involves aggregate obligations of at least Five Thousand Dollars ($5,000);

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(b) All contracts, agreements, franchises, license agreements, and other commitments, if any, to which FTA is a party and which are material to the operations or proposed operations of FTA taken as a whole are valid and enforceable by FTA in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) FTA is not a party to or bound by, and the properties of FTA are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of FTA; and

(d) FTA is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in excess of Five Thousand Dollars ($5,000); (iv) guaranty of any obligation, other than one on which FTA is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Ten Thousand Dollars ($10,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of FTA.

Section 1.10 Material Contract Defaults. FTA is not in default in any material respects under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of FTA, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which FTA has not taken adequate steps to prevent such a default from occurring.

Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which FTA is a party or to which any of its properties or operations are subject.

Section 1.12 Governmental Authorizations. FTA has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

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Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by FTA and FTA Shareholder of this Agreement and the consummation by FTA and FTA Shareholder of the transactions contemplated hereby.

Section 1.13 Compliance With Laws and Regulations. FTA has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of FTA or except to the extent that noncompliance would not result in the occurrence of any material liability for FTA or otherwise adversely affect any licenses.

Section 1.14 Approval of Agreement. The Board of Directors of FTA shall have authorized the execution and delivery of this Agreement by FTA and approved this Agreement and the transactions contemplated set forth herein.

Section 1.15 Material Related-Party Transactions or Affiliations. Set forth in the FTA Schedules is a description, if applicable, of every contract, agreement, or arrangement between FTA and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any FTA Shareholder to own beneficially, five percent (5%) or more of the issued and outstanding common stock of FTA and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the FTA Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of FTA has, or has had since the date of this agreement, any known interest, direct or indirect, in any transaction with FTA which was material to the business of FTA. There are no commitments by FTA, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 1.16 Deliverables Under Section 1.16 of the FTA Schedules. FTA will deliver to the Company the following items pursuant to this Section 1.16 (“Section 1.16 Schedule Items”), if such schedules are applicable to the business of FTA, which are collectively referred to, along with all other schedules required by this Article, as the “FTA Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of FTA as complete, true, and correct as of the date of this Agreement in all material respects. Section 1.16 Schedule Items shall be delivered within 10 days following the execution of this Agreement:

(a) Complete and correct copies of the Bylaws, Articles of Incorporation or similar organizational documents of FTA in effect as of the date of this Agreement, including any amendments thereto;

(b) all corporate resolutions adopted by the Shareholders of FTA since inception;

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(c) Minutes of meetings of the Board of Directors or Written Consent resolutions in lieu of a meeting of FTA in which resolutions were adopted relating to the operation of FTA business or other material events requiring a vote of either the Board or Shareholders ( the adoption of resolutions relating to the annual election of officers and appointment of Directors is not considered material);

(d) a list indicating the name and address of each shareholder of FTA together with the number of shares owned by him, her or it;

(e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by FTA. Any fact known to be, or to the best knowledge of the FTA Shareholder or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in Article I are required to be disclosed in the FTA Schedules pursuant to this Section 1.16(e);

(f) a copy of all existing and legally enforceable contracts, agreements, service agreements or other existing and legally enforceable agreements, whether verbal or written; and

(g) a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of FTA and FTA Shareholder contained in Article 1 of this Agreement, if any.

FTA shall cause the FTA Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.17 Valid Obligation. This Agreement and all agreements and other documents executed by FTA and FTA Shareholder in connection herewith constitute the valid and binding obligation of FTA and FTA Shareholder, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 1.18 Acquisition of the Shares by FTA Shareholder. Any shares which may be issued to the FTA Shareholder in connection with the Compensation (as defined in Appendix I to this Agreement, the “Shares”) is being acquired by the FTA Shareholder for his own account without the participation of any other person and with the intent of holding the Shares for investment purposes and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. FTA Shareholder has read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”). FTA Shareholder will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

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Section 1.19 Exemption from Registration. The Acquisition and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the 1933 Act.

Section 1.20. Representations, Acknowledgements and Warranties of FTAShareholder. FTA Shareholder represents, acknowledges and warrants the following to the Company, except as set forth on the FTA Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agrees that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a) The FTA Shareholder recognizes that any shares issued as part of the Compensation (as that term is defined in Appendix I to this Agreement) have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available. Each FTA Shareholder may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(a) The FTA Shareholder is acquiring such Shares issued in connection with the Compensation for his own account as a long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Shares. No one other than the FTA Shareholder will have any beneficial interest in said securities;

(b) The FTA Shareholder acknowledges, represents and confirms that he:

a. Is a “sophisticated investor”, and

b.  Has had an opportunity to and in fact has thoroughly reviewed the Company’s periodic reports (Forms 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”); has had a reasonable opportunity to ask questions of and receive answers; and has no pending questions as of the date of this Agreement;

(c) The FTA Shareholder, either alone or in consultation with his legal and financial representatives and advisors, has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

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(d) The FTA Shareholder recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Acquisition Offer is placed at the risk of the business and may be completely lost. The ownership of any Shares as an investment involves special risks;

(e) The FTA Shareholder realizes that any shares issued as part of the Compensation cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted in the Acquisition Offer unless such FTA Shareholder has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such FTA Shareholder can provide for current needs and possible personal contingencies;

(f) The FTA Shareholder confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment. Each FTA Shareholder also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

(g) All information which the FTA Shareholder has provided to the Company concerning such FTA Shareholder's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, such FTA Shareholder will immediately provide the Company with such updated information;

(h) The FTA Shareholder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for him; and

(i) The FTA Shareholder has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such FTA Shareholder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

Section 1.21. Insider Trading. The FTA Shareholder certifies and confirms that he has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. The FTA Shareholder further certifies and confirms that he has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. The FTA Shareholder further certifies and confirms that he has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase shares of the Company’s securities in the marketplace.

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ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY AND GoEz SHAREHOLDERS

As an inducement to, and to obtain the reliance of FTA and the FTA Shareholder, except as set forth in the Company Schedules (as hereinafter defined), the Company and GoEz Shareholders represent and warrant as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Acquisition, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. As part of due diligence the Company has provided to FTA complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof, including all amendments thereto. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws (or similar organizational documents). The Company has taken or shall take all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken or shall take all action required by law, its Articles of Incorporation, Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. The Company is authorized to issue 800,000,000 shares of Common Stock plus 100,000,000 shares of Preferred Stock, and has approximately 1,368,000 shares of Common Stock outstanding as of the date of this Agreement. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiary(ies), except as set forth in the Company's EDGAR filings, and does not own, beneficially or of record, any shares of any other corporation, other than as set forth on Schedule 2.03 or set forth in the Company's EDGAR filings, attached hereto.

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Section 2.04 Financial Statements.

(a) The Company has no liabilities with respect to the payment of any federal, provincial, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(b) To the knowledge of the Company the books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 2.05 of the Company Disclosures the Company has fully disclosed in writing to FTA (through this Agreement, the Company's EDGAR filings or the Company Schedules) all information, relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may reasonably indicate, in the aggregate, the existence of a greater than Fifty Thousand Dollars ($50,000) liability, (ii) have led or may lead to a competitive disadvantage on the part of the Company, (iii) the existence of any accounts payable outstanding by the Company as of the date hereof, or (iv) either alone or in aggregation with other information covered by this Section, otherwise have led or may reasonably lead to a material adverse effect on the transactions contemplated herein or on the Company or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, and securities matters and transactions with affiliates.

Section 2.06 Convertible Securities, Options or Warrants. Except as set forth in Schedule 2.06, there are no existing convertible securities, options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company, except as otherwise set forth in the Company Schedules and/or described in the Company’s EDGAR filings.

Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Schedule 2.07, set forth in the Company's EDGAR filings, or provided in writing to FTA, as of the date of the Company’s September 30, 2014 balance sheet:

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

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(b) The Company has not (i) amended its Articles of Incorporation or Bylaws (or similar organizational documents) except as required under this Agreement; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any transaction or agreement other than in the ordinary course of business; or (v) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); and

(c) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Title and Related Matters. Except as set forth in Section 2.08 of the Company Disclosures, the Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet.

Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth in the Company's EDGAR filings. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.10 Contracts. Except as otherwise set forth in Section 2.10 of the Company Schedules or the EDGAR filings:

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company.

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Section 2.11 Material Contract Defaults. The Company to its knowledge is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

Section 2.13 Governmental Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (excluding authorizations, approvals and/or consents relating to the acquisition by the Company of FTA, which the Company makes no representations in connection with).

Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities.

Section 2.15 Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

Section 2.16 Material Transactions or Affiliations. As of the date hereof, and except as listed in the financial statements, the Company has no off-balance sheet commitments, whether written or oral, with any affiliate or vendor of the Company or any other person.

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Section 2.17 Deliverables Under Section 2.17 of the Company Schedules. No later than 10 days from the Closing Date, the Company will deliver, if it has not already, to FTA the following items (if any) pursuant to this Section 2.17 (“Section 2.17 Schedule Items”), which together with all other schedules required by Article II, are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, to be complete, true, and accurate in all material respects as of the date of this Agreement:

(a) a spreadsheet setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;

(b) a schedule listing any and all federal, provincial, state and local tax identification numbers of the Company and containing complete and correct copies of all federal, provincial, state and local tax returns filed by the Company; and

(c) complete, correct and file stamped copies of the Bylaws, Articles of Incorporation or similar organizational documents of the Company in effect as of the date of this Agreement;

Section 2.18 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding may be brought.

Section 2.19 Reporting Requirements of the Company. The Company is subject to the reporting and filing requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the best of the Company’s knowledge, is current in its periodic reporting obligations thereunder.

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ARTICLE III

PLAN OF EXCHANGE

Section 3.01 The Acquisition.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), FTA and the FTA Shareholder shall accept the Acquisition Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the shares of FTA set forth herein, in the aggregate constituting no less than Seventy Percent (70%) of the issued and outstanding shares of FTA to the Company at the Closing representing 7,000 shares.

(b) The Company shall accept the Acquisition Offer, and shall, on the terms and conditions set forth in this Agreement, compensate the FTA Shareholder according to Appendix I of this Agreement (the “Compensation”) which shall include certain shares of the Company (the “Shares”) in consideration for 7,000 FTA shares, which represents Seventy Percent (70%) of the ownership interest in FTA.

Section 3.02 Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either party, upon the satisfaction of the Closing Conditions (described below) which date shall in no event be later than December 31, 2014, unless such date is extended in writing by the mutual consent of all Parties (the “Closing Date”).

(a) The following “Closing Conditions” shall have occurred, or have been waived by FTA and the Company in writing, prior to the Closing Date:

(i) This Agreement and all transactions contemplated hereunder shall have been approved by the Board of Directors of the Company (“GoEz Board”);

(ii) FTA Shareholder shall surrender and transfer 7,000 shares representing Seventy Percent (70%) of the outstanding shares of FTA, duly endorsed with Medallion Guaranteed stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii) FTA shall supply the Company with a copy of the Unanimous Written Consent of the Board of Directors of FTA which adopts resolutions approving and consenting to this Agreement and the transactions contemplated herein;

(iv) FTA will deliver any documents described in Article I including, but not limited to, any documents evidencing the purchase or other acquisition of shares of any other business entities; and

(v) The Company and FTA shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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Section 3.03 Tradability of Shares. The Shares to be issued to FTA Shareholder as part of the Compensation have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Shares will bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

Section 3.04 Termination.

(a) This Agreement may be terminated by either the Board of Directors of the Company, FTA or FTA Shareholder at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Acquisition; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Acquisition Commission) or in the judgment of such Board of Directors or shareholders, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Acquisition.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein.

No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Acquisition and such tax treatment is not a condition to the Closing contemplated herein.

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ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The Company and FTA will each afford to the officers and authorized representatives of the other reasonable access to the properties, books and records of the Company or FTA, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to understand of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or FTA, as the case may be, as the other shall from time to time reasonably request for the purposes of their due diligence requirements. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations.

Section 4.02 Delivery of Books and Records and Bank Accounts. At the Closing, FTA shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of FTA now in the possession of FTA or its representatives.

Section 4.03 Third Party Consents and Certificates. The Company and FTA agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or FTA Schedules, or as permitted or contemplated by this Agreement, the Company and FTA, respectively (subject to paragraph (b) below), will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

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(iv) use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither the Company nor FTA will:

(i) make any changes in their Articles or Certificates of Incorporation or Bylaws, except as otherwise provided in this Agreement;

(ii) take any action described in Section 1.07 in the case of FTA, or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock (other than as contemplated in this Section 4.04) or conduct any similar transactions other than in the ordinary course of business.

Section 4.05 Indemnification.

(a) Indemnification of the Company. Subject to the terms and conditions of this Section 4.05(a), FTA and FTA Shareholder agree to jointly and severally, indemnify, defend and hold harmless the Company, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns (the “Company Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Company Indemnified Person, arising out of or resulting from, directly or indirectly:

(i) The inaccuracy of any representation or breach of any material warranty of the Company contained in or made pursuant to this Agreement which was not disclosed to the Company in writing prior to the Closing;

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(ii) The breach of any material covenant or agreement of the Company contained in this Agreement; or

(iii) any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Company in connection with this Agreement;

provided, however, that FTA and FTA Shareholder shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by the Company, of any of its obligations under this Agreement or from the Company’s gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) Indemnification of FTA. Subject to the terms and conditions of this Section 4.05(b), from and after the Closing, the Company agrees to indemnify, defend and hold harmless FTA, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns and FTA Shareholder (the “FTA Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any FTA Indemnified Person, arising out of or resulting from, directly or indirectly:

(i) The inaccuracy of any representation or breach of any material warranty of the FTA Shareholder contained in or made pursuant to this Agreement which was not disclosed to FTA in writing prior to the Closing;

(ii) The breach of any material covenant or agreement of the Company contained in this Agreement; or

(iii) any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Company in connection with this Agreement;

provided, however, that the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by FTA or FTAShareholder of their obligations under this Agreement or from FTA’s or any FTA Indemnified Persons’ gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

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Section 4.06 Indemnification of Subsequent Corporate Actions. FTA hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, attorney, agent or representative of the Company, or any other person affiliated with the Company, from any decisions or activities not involving the Company, subsequent to the Closing Date of the transactions contemplated by this Agreement. Corporate actions taken by the Company following the transactions contemplated by this Agreement may include, but are not limited to:

(a) Issuing shares of Common or Preferred Stock which may constitute a majority of shares issued;

(b) Amend Articles of Incorporation to change the name of the Company, change the capital structure of the Company, or any other amendment;

(c) Change the stock quotation service, market or exchange on which the Company’s shares are listed; and

(d) Changing the status of company from a shell to non-shell corporation as that term is defined by Rule 405 of the Securities Act and filing such documents as necessary to achieve such purpose.

Section 4.07 Retention of Current Management of FTA. FTA agrees not to retire, resign or otherwise abdicate its officer or director of FTA and the responsibilities that those offices have entailed prior to this Agreement, and further agrees not to make any changes in the management personnel or service providers of the FTA business, for a period of two (2) years from the date of this Agreement, without the express written permission of the President of the Company.

Section 4.08 Covenant Not to Sell Ownership Stake of FTA. FTA Shareholder agrees not to sell any shares or other securities or ownership units of FTA, for a period of two (2) years from the date of this Agreement, without the express written permission of the Company’s Board of the Company.

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ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Ownership of FTA. Prior to the Closing Date, FTA Shareholder shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that FTA Shareholder are the owners of One Hundred Percent (100%) of the issued and outstanding securities of FTA.

Section 5.02 Accuracy of Representations and Performance of Covenants. The representations and warranties made by FTA and FTA Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). FTA and FTA Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by FTA or FTA Shareholder prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of FTA and dated the Closing Date, to the foregoing effect.

Section 5.03 Officer's Certificate. The Company shall have been furnished with a certificate dated as of the Closing Date and signed by a duly authorized officer of FTA to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of FTA threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in FTA Schedules, by or against FTA, which might result in any material adverse change in any of the assets, properties, business, or operations of FTA.

Section 5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of FTA nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

Section 5.05 Approval by FTA. The Acquisition shall have been approved, and Shares delivered in accordance with Section 3.01, by FTA and FTA Shareholder. The Board of Directors of FTA shall have approved the transactions contemplated by this Agreement.

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Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and FTA after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.08 Assurances. Unless otherwise agreed by the parties, prior to the Closing Date FTA will:

(a) not create, allot, issue, acquire, repay or redeem any charter or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

(b) operate its business in the usual way so as to maintain that business as a going concern;

(c) not acquire or dispose of, or agree to acquire or dispose of, any revenues, assets, business or undertakings except in the usual course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its business;

(d) not declare, pay or make a dividend or distribution;

(e) not pass a shareholders' resolution, other than as set out in this Agreement;

(f) not create, or agree to create or amend, an encumbrance over any licenses, property or assets owned by it;

(g) not grant any options or other rights to subscribe for or acquire shares or other securities in their charter or loan capital;

(h) not act (or omit to act) in a manner which might cause or result in any license, consent, or approval or concession held by it to be amended or revoked;

(i) not make any material change in the nature or organization of its business;

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(j) comply with all of its contractual, statutory and regulatory obligations;

(k) not enter into a long-term, onerous, unusual or material agreement, arrangement or obligation outside the scope of ordinary business;

(l) not amend or terminate a material agreement, arrangement or obligation to which it is a party or terminate any contract or commitment which is not capable of being terminated without compensation or which is not in the ordinary course of business;

(m) not enter into, amend or terminate a contract (including a series of related contracts) involving capital expenditure in excess of USD $100,000 (one hundred thousand US Dollars), except with the agreement of the Company;

(n) not compromise or settle litigation or arbitration proceedings or any action, demand or dispute or waive a right in relation to litigation or arbitration proceedings;

(o) not release, discharge or compound any liability or claim;

(p) conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction; and

(q) co-operate with the Company to allow the Company and its agents access to, and to take copies of, the books and records of each FTA including, without limitation, the statutory books, minute books, leases, licenses, contracts, details of receivables, intellectual property, supplier lists and customer lists in the possession or control of each FTA.

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF

FTA AND FTA SHAREHOLDERS

The obligations of FTA and FTA Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. FTA shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer's Certificate. FTA shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by FTA or FTA Shareholder.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and FTA after the Closing Date on the basis as presently operated shall have been obtained.

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ARTICLE VII

MISCELLANEOUS

Section 7.01 No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in FTA Schedules or Company Schedules):

(a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

(b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Acquisition Commission (the “SEC”) or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 7.02 Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Acquisition Act of 1934. The Company and FTA agree that, except as set forth herein and on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company, and FTA, each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.03 Governing Law and Arbitration. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Clark County, Nevada. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

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Section 7.04 Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Company, to:	GoEz Corp.
Attn: Abraham Cinta
Address: 101 First Street #493
Los Altos CA, 94022
Email: abraham.cinta@goezcorp.com

with a cc: to	Lorin A. Rosen, Esq. Attorney at Law
LAR Law Group PC
6 Butler Court
Centereach NY 11720
larlawgroup@gmail.com

If to FTA Inc.,	Federal Technology Agency Inc.
Attn: Carlos Lopez
Address: 1047 Amarillo Avenue
Palo Alto CA, 94303
E-mail: carlos.lopezmartinez@gmail.com

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.05 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 7.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein. FTA agrees and consents to the disclosure by the Company of any material information regarding FTA which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall not be required to obtain the prior consent of FTA to publicly disclose such information.

Section 7.07 Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by FTA or its shareholders, employees, officers, directors, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Acquisition Commission, subject to prior approval by FTA, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, FTA shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

Section 7.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement and FTA and FTA Shareholder are deemed to have knowledge of the information set forth in the Company's EDGAR filings.

Section 7.09 Third Party Beneficiaries. This contract is strictly between the Company and FTA, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

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Section 7.10 Expenses. The Company and FTA each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Acquisition or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

Section 7.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of five (5) years.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.15 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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Section 7.16 Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 7.17 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 7.18 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 7.19 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 7.20 Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first written above.

Go Ez Corporation

By:
Printed Name: Abraham Cinta
Title: President and a Director

Federal Technology Agency, Inc.

By:
Printed Name: Carlos Lopez
Title: President and Sole Director

Federal Technology Agency Inc. Shareholder

(Agreeing to the terms and conditions of the Agreement).

_______________________

Roger NG

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APPENDIX I

Unconditional Compensation Table

The following compensation shall be transmitted to the FTA Shareholder automatically after the Closing of this Agreement, without further action or conditions precedent:

Transaction		Terms
Preferred shares B	$5,000 worth of preferred shares series B

The Preferred Stock Series B is to have a face value of $1,000 per share with all said shares to be convertible, at any time, into an aggregate number of shares of the Buyer’s Common Stock as shall be equal to:

The price paid for the share of Series B Preferred Stock, divided by ten times the par value of the Common Stock at the time of conversion, subject to adjustment as may be determined by the Board of Directors from time to time. The stated value of $1,000.00 divided by 10 times $0.0001 par value of Common Stock, rounded to the nearest whole number of shares, convertible into 1,000,000 shares of Common Stock. Seller agrees not to convert at any time the subscribed Preferred Series B shares into Common Shares of the Corporation to a holding greater than 9.9% of the issued and outstanding Common Shares of the Corporation.

Warrant coverage	Warrant coverage

Warrant to purchase in cash up to 10% of the issued and outstanding shares of the corporation

The Seller(s) shall receive, at Closing One (1) common stock purchase warrants to purchase up to an aggregate of ten percent (10%) of the Buyer’s outstanding Common Stock with each warrant having an exercise price equal to Seventy-Five Percent (75%) of the volume weighted average closing price per share of the Buyer’s Common Stock for the five (5) trading days immediately preceding the Buyer’s receipt of the Seller’s notice of exercise of the Warrant. The Warrants may be exercised, in whole or in part, at any time and from time to time, from and after six (6) months from the Closing and all said Warrants expire twenty-four (24) months from the Closing, and such exercise shall not result in the Seller in possession of excess of 9.9% of the outstanding common shares issued. The Warrants may not be exercised for the purchase of any fractional share and all fractional share amounts shall be rounded up to the next whole share.

Common Shares	Restricted common shares

$210,000 worth of restricted shares of the corporation at a 25% discount of the weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of shares

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